FOR IMMEDIATE RELEASE

AMERICAN TECHNOLOGY PROMOTES

KATHERINE McDERMOTT TO CHIEF FINANCIAL OFFICER

SAN DIEGO, CA, September 11, 2007 - American Technology Corporation (ATC) (NASDAQ: ATCO), a leading innovator of directed sound products and solutions, announced today that it has promoted Katherine H. McDermott from controller/chief accounting officer to chief financial officer. Tom Brown, the Company's president and chief executive officer, had served as ATC's interim chief financial officer until Ms. McDermott's promotion.

Ms. McDermott is a financial executive with both Fortune 500 experience as well as supporting smaller, dynamic businesses through profitability improvement, public offerings, acquisitions, establishing international business operations and other strategic initiatives. She was the chief financial officer for National Pen from 2005 to 2006 and the vice president of finance for Lantronix, Inc. from 2000 to 2005. Ms. McDermott served in a variety of senior financial positions with Bausch & Lomb from 1988 to 1999 and began her career holding a series of increasingly responsible financial positions with a component division of General Motors from 1982 to 1988. Ms. McDermott holds a bachelor's degree in Business Administration from St. Bonaventure University and an MBA from the William E. Simon School of Business Administration at the University of Rochester.

"Kathy has done outstanding work since coming to ATC. She has the background and experience to successfully step into this new role," said Tom Brown, president and CEO of American Technology. "With Kathy taking over the CFO duties, I can focus on continuing to increase our directed sound sales and business to military, security and commercial markets worldwide."

About American Technology Corporation

American Technology Corporation provides directed audio solutions that place clear, highly intelligible sound exactly where needed. ATC's HyperSonic® Sound, NeoPlanar® and Long Range Acoustic Device (LRAD®) product lines make up the core of an expanding portfolio of directed sound products and technologies. For more information about ATC and its directed sound solutions please visit the company's web site at www.atcsd.com.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the matters discussed are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act. You should not place undue reliance on these statements. We base these statements on particular assumptions that we have made in light of our industry experience, the stage of product and market development as well as our perception of historical trends, current market conditions, current economic data, expected future developments and other factors that we believe are appropriate under the circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those suggested in the forward-looking statements, including but not limited to, the performance of our management team, market acceptance of our directed sound technologies and products, entry of competitors, the possibility our intellectual property protections will not prevent others from marketing products similar to or competitive with our products, potential technical or manufacturing difficulties that could delay product deliveries or increase warranty costs, and other risks identified and discussed in our filings with the Securities and Exchange Commission. These forward-looking statements are based on information and management's expectations as of the date hereof. Future results may differ materially from our current expectations. For more information regarding other potential risks and uncertainties, see the "Risk Factors" section of the company's Form 10-K for the year ended September 30, 2006 and the company's Form 10-Q for the quarter ended June 30, 2007. American Technology Corporation disclaims any intent or obligation to update those forward-looking statements, except as otherwise specifically stated.

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FOR FURTHER INFORMATION CONTACT:

Investor Relations:

Robert Putnam

(858) 676-0519

robert@atcsd.com